STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated this 11th day of March, 1998 and effective January 22, 1998 is by and between YATER MEDICAL GROUP, P.C. ("Purchaser") and MICHAEL MACEDO ("Seller").

                              Explanatory Statement

     Purchaser has agreed to acquire from Seller, and Seller has agreed to sell to Purchaser, one hundred fifty (150) shares of Common Stock of Medi-Cen Management, Inc. ("MMI") on a weekly basis at a price of $30.00 per share upon the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the Explanatory Statement, which shall constitute a substantive part of this Agreement, and the mutual covenants, promises, agreements, representations and warranties hereinafter set forth. Purchaser and Seller do hereby covenant, promise, agree, represent and warrant as follows:

     1. Purchase of Shares.

          a. Commencing on January 22, 1998 and continuing on every Friday thereafter until the effective date of the Initial Public Offering of stock of MMI, Seller shall sell to Purchaser one hundred fifty (150) shares of Common Stock of MMI at a price of $30.00 per share for an aggregate weekly purchase price of Four Thousand Five Hundred Dollars ($4,500.00).

          b. Garcia Financial Group shall be entitled to a five percent (5%) commission upon the consummation of each sale of stock by Seller to Purchaser.

          c. The weekly purchase price shall be paid by Purchaser as follows:

               1. Four Thousand Two Hundred Seventy-Five Dollars ($4,275.00) shall be paid by check from Purchaser to Seller; and

               2. Two Hundred Twenty-Five Dollars ($225.00) shall be paid by Purchaser to Garcia Financial Group, representing the commission due from Seller as a result of such sale.

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     2. Representations and Warranties of Seller. Seller represents and warrants to Purchaser that Seller is the sole and exclusive record and beneficial owner of the shares of stock of MMI being sold hereunder. Seller possesses and holds marketable title to such shares, and owns such shares free and clear of any and all security interests, agreements, restrictions, claims, liens, pledges and encumbrances of any nature or kind, except those previously disclosed to Purchaser. Seller has the absolute and unconditional right to sell, assign, transfer and deliver such shares to Purchaser in accordance with the terms of this Agreement.


     3. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:

          a. Purchaser is and all times during the term of this Agreement will be, a corporation duly organized, validly existing and in good standing under the laws of the District of Columbia.

          b. Purchaser has the power and authority to execute, seal and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. This Agreement is valid and binding upon Purchaser in accordance with its terms.

          c. The shares of stock of MMI being acquired by Purchaser pursuant to this Agreement are being acquired by Purchaser for investment for its own account and not with a view to, or for the offer for sale or for the sale in connection with, any distribution thereof. Purchaser covenants and agrees that Purchaser shall not sell, assign or otherwise transfer the shares other than in transactions which are not in violation of the Securities Act of 1933 and applicable State's Securities Laws. Each stock certificate of MMI representing the shares shall bear a restrictive stock legend indicating that such shares shall not be sold in the absence of compliance with applicable Securities Laws.

     4. Adjustments for Changes of Number of Shares of MMI Common Stock. The number of shares of Common Stock of MMI subject to this Agreement shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock of MMI resulting

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from  subdivision of  consolidation  of the Common Stock of MMI or other capital adjustment effected without receipt of consideration by MMI. The $30.00 per share purchase price for Common Stock of MMI shall also be correspondingly adjusted so that the aggregate purchase price due upon any weekly purchase of stock from Seller shall remain Four Thousand Five Hundred Dollars ($4,500.00).

     5. Miscellaneous.

          a. Each of the parties hereto, at no cost to the cooperating party, will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered from time to time, such additional instruments and documents as may be reasonably requested by the other party in order to consummate, effectuate, confirm or ratify the sale of stock contemplated by this Agreement.

          b. This Agreement shall be governed by, construed and enforced in all respects in accordance with the laws of the State of Maryland.

          c. This Agreement contains the full, complete and entire understanding between the parties hereto. This Agreement may be amended only by an instrument in writing executed, sealed and delivered by Seller and Purchaser.

          d. This Agreement may be executed simultaneously or in counterparts, each of which shall be deemed to be an original, but both of which shall constitute one in the same instrument.

          d. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement the day and year first above written.


WITNESS:                                     PURCHASER:
                                             YATER MEDICAL GROUP, P.C.

                                             By: /s/P. Steven Macedo, MD  (SEAL)
--------------------------                      --------------------------
                                             Name: P. Steven Macedo
                                                  ------------------------
                                             Title: President
                                                   -----------------------

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                                             SELLER:
                                             /s/ Michael Macedo
----------------------------                 -----------------------------(SEAL)
                                             Michael Macedo

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